Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-225133 on Form S-8 and 333-180514 on Form S-3 of First United Corporation of our report dated March 15, 2024, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K.

/s/  Crowe LLP

Washington, D.C.

March 15, 2024